UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 17, 2012

TEARLAB CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-51030	59-343-4771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7360 Carroll Rd, Ste 200
San Diego, CA  92121
(Address of principal executive offices, including zip code)

(858) 455-6006
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2012, the compensation committee, or the Committee, of the board of directors, or the Board, of TearLab Corporation, or the Company, approved an increase in the annual salary for Elias Vamvakas, the Company’s Chief Executive Officer, from Cdn.$240,000 to Cdn.$360,000, as well as a cash bonus of Cdn.$60,000 to be paid to Mr. Vamvakas.  The Committee also recommended to the Board, and on April 17, 2012 the Board approved, the payment of cash bonuses to certain of the Company’s executive officers, referred to as the Bonus.

Under the terms of the Bonus, the Company will pay bonuses to certain of the Company’s executive officers totaling approximately $270,000, including the bonus payable to Mr. Vamvakas discussed above.  The amounts payable under the Bonus to Steve Zmina, Robert Walder and William Dumencu are $24,375, $24,863 and Cdn.$24,473, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEARLAB CORPORATION

By:	/s/ William G. Dumencu
William G. Dumencu Chief Financial Officer

Date:  April 19, 2012